UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 13, 2010

 Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Street Road, Suite 101, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 13, 2010, Orleans Homebuilders, Inc. and certain of its named affiliates, as sellers (collectively the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with NVR, Inc., as purchaser (“NVR”), relating to the sale by the Company to NVR of substantially all its assets.  In connection with the sale, NVR, in addition to assuming certain liabilities, is paying a cash purchase price of $170 million, which purchase price is subject to adjustment based on, among other things, sales of homes and expenditures of working capital by the Company since February 28, 2010 and before the closing date.   NVR is not acquiring the communities being developed by the Company in the state of New York.  A copy of the Asset Purchase Agreement is attached hereto as Exhibit 10.1.

The Asset Purchase Agreement is a “stalking horse” bid for the assets of the Company.  Accordingly, the Asset Purchase Agreement has been filed by the Company in the Bankruptcy Court for the District of Delaware as an exhibit to the Company’s motion (the “Motion”) for orders which, among other things, establish bidding and other procedures for an auction of the Company’s assets.   The principal terms of the proposed orders would approve the Asset Purchase Agreement, permit bidders to submit bids for the Company’s assets on a regional basis, establish a deadline of June 16, 2010 for receipt of bids by the Company and require that opening bids, on a comparable basis to the Asset Purchase Agreement, be for a purchase price of at least $178 million.  A hearing on the Motion has been requested for May 4, 2010.  A copy of the Motion is attached hereto as Exhibit 99.1.

The Asset Purchase Agreement provides for the assumption or replacement by the Purchaser of an aggregate of approximately $8 million of outstanding Letters of Credit relating to the acquired properties, as well as an increase to the purchase price to reflect cash or cash equivalents held by a beneficiary with respect to the drawing on a letter of credit prior to closing.  The Purchaser will also assume approximately $42 million of surety bonds.

In the event that, in certain circumstances, the Company sells to another party or parties all or a material portion of the assets proposed to be sold pursuant to the Asset Purchase Agreement, the Company will pay to NVR a topping fee of $3.4 million plus an expense reimbursement of up to $1 million.  In other circumstances specified in the Asset Purchase Agreement, upon termination of the Asset Purchase Agreement, NVR may be entitled to an expense reimbursement of up to $1 million.  In addition, NVR has deposited into escrow $8.5 million of the total  $17 million which will be credited toward the purchase price at the closing.  If the Asset Purchase Agreement is terminated, the deposit will be returned to NVR unless NVR is at fault, in which event the deposit will be retained by the Company.

Prior to the closing, the Company has undertaken to deliver to NVR its audited financial statements for the year ended June 30,2009 and unaudited interim financial statements for the three month periods ended September 30, 2009, December 31, 2009 and March 31, 2010.

The closing of the acquisition is subject to customary conditions, including the entry of the Bidding Procedures order and Sale order by the Bankruptcy Court, the performance by each party of its obligations under the Asset Purchase Agreement and the material accuracy of each party’s representations.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this report and is incorporated into this report by reference.  The Asset Purchase Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The Asset Purchase Agreement contains representations and warranties by the Company, on the one hand, and by NVR, on the other hand, made solely for the benefit of the other.  These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Asset Purchase Agreement, and may have been included therein for the purpose of allocating risk between the parties rather than to establish matters as facts.

On April 14, 2010 the Company issued a press release announcing the Asset Purchase Agreement, a copy of which is furnished herewith as Exhibit 99.2.

Cautionary Statement for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

Certain information included herein and in other Company statements, reports and SEC filings is or may be forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning the ability of the Company to enter into new financing arrangements, including without limitation debtor-in-possession financing; the ability to consummate a sale of the Company’s assets; required bankruptcy court approvals for, among other things, the Asset Purchase Agreement; participation of other bidders in the auction process; the ability of the auction process to provide some definitive resolution for customers, vendors and employees alike; anticipated auction and closing dates; adjustments to the purchase price in the Asset Purchase Agreement as a result of working capital adjustments; the Company’s anticipated sale of assets that are not subject to the Asset Purchase Agreement; the satisfaction of the Asset Purchase Agreement’s closing conditions; the continued construction of homes, home closings and the honoring of customer deposits; and the anticipated income tax refunds.  Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company statements, reports and SEC filings.  These risks and uncertainties include the Company’s ability to enter into debtor-in-possession financing facility and to operate under terms of such financing; the Company’s ability to obtain court approval for the Asset Purchase Agreement, bid procedures and related matters; the Company’s ability to obtain court approval of its financing arrangements and with respect to other motions relating to the bankruptcy filings; the ability of the Company to satisfy the closing conditions in the Asset Purchase Agreement; the ability of the Company to obtain anticipated tax refunds; the results of the auction process; the ability of the Company to develop, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; the ability of the Company to obtain and maintain normal terms with vendors and service providers and to maintain contracts critical to its operations; the ability of the Company to continue to attract buyers of its homes; the ability to continue normal business operations; the potential adverse impact of the Chapter 11 proceedings; the ability of the Company to attract, motivate and/or retain key executives and employees; access to liquidity; local, regional and national economic conditions; the effects of governmental regulation; the competitive environment in which the Company operates; fluctuations in interest rates; changes in home prices; the availability of capital; the ability to engage in a financing or strategic transaction; the availability and cost of labor and materials; our dependence on certain key employees; whether the Company will be able to provide any value to the Company’s unsecured creditors or its equity holders; and weather conditions.  Additional information concerning factors the Company believes could cause its actual results to differ materially from expected results is contained in Item 1A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008 filed with the SEC and subsequently filed Quarterly Reports on Form 10-Q, as well as the Current Reports on Form 8-K and press releases filed with the SEC on August 14, 2009, October 6, 2009, November 5, 2009, December 9, 2009, December 23, 2009, February 1, 2010, February 19, 2010, March 3, 2010, March 11, 2010 and March 22, 2010.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of April 13, 2010, among Orleans Homebuilders, Inc., the Seller Affiliates named therein, and NVR, Inc. (filed herewith).
99.1	Motion for Sale dated April 13, 2010 (furnished herewith).
99.2	Press release of Orleans Homebuilders, Inc. dated April 14, 2010 (furnished herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 19, 2010

Orleans Homebuilders, Inc.

By:	/s/ Lawrence J. Dugan
Name: Lawrence J. Dugan
Title: Vice President and Secretary

EXHIBIT INDEX

The following exhibits are filed or furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated as of April 13, 2010, among Orleans Homebuilders, Inc., the Seller Affiliates named therein, and NVR, Inc. (filed herewith).
99.1	Motion for Sale dated April 13, 2010 (furnished herewith).
99.2	Press release of Orleans Homebuilders, Inc. dated April 14, 2010 (furnished herewith).